Exhibit 32.1
32.1 Section 1350 Certifications of Chief Executive Officer and Chief Financial Officer.
Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Soleil Capital L.P. (the “Partnership”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam J. Laufer, Chief Executive Officer of Soleil Capital management L.L.C., the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 14, 2010

/s/ Adam J. Laufer
Adam J. Laufer
Chief Executive Officer and Chief Financial Officer of Soleil Capital Management L.L.C.

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.